Exhibit 99.1

TRUSTEE’S FINAL DISTRIBUTION STATEMENT

To the Holders of:

Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-4

*CUSIP:	21988K875	Class	A-1
	21988KAL1	Class	A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending July 22, 2014.

INTEREST ACCOUNT

Balance as of July 11, 2014		$0.00
Scheduled Income received on securities		$0.00
Unscheduled Income received on securities		$0.00
Interest portion of July 22, 2014 Call Price received July 22, 2014 upon exercise of Call Warrants by certain of the holders thereof		$687,711.43
LESS:
Distribution of interest to Class A-1 Holders on July 22, 2014	-$	280,637.50
Distribution of interest to Class A-2 Holders on July 22, 2014	-$	12,058.93
Distribution to Class A-2 Holders of Amortizing Notional Amount on July 22, 2014	-$	395,015.00
Distribution to Depositor	-$	0.00
Distribution to Trustee	-$	0.00
Balance as of July 22, 2014		$0.00

PRINCIPAL ACCOUNT

Balance as of July 11, 2014		$0.00
Scheduled Principal received on securities		$0.00
Principal portion of July 22, 2014 Call Price received June 5, 2014 upon exercise of Call Warrants by certain of the holders thereof		$10,725,000.00
LESS:
Distribution of principal to Class A-1 Holders on July 22, 2014	-$	10,725,000.00
Distribution of $10,725,000 principal amount of underlying securities to certain Call Warrants Holders on July 22, 2014
Balance as of July 22, 2014		$0.00

UNDERLYING SECURITIES HELD AS OF July 22, 2014

Principal Amount	Title of Security
$0	Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034
*CUSIP: 38143VAA7

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.